Exclusive Recording Artist Agreement
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         This  Agreement  is made as of the  9th  day of  February,  1997 by and between PARALLAX ENTERTAINMENT, INC. (hereinafter "Parallax") and Charles Treadwell, Ryan Pyffer and Bob Kakaha, both individually and jointly, and p/k/a HELLAFIED FUNK CREW (hereinafter "Artist").

 1. ARTIST'S WARRANTIES AND REPRESENTATIONS

         1.01. Artist represents and warrants that: (a) it is authorized, empowered and able to enter into and fully perform its obligations under this Agreement; (b) neither this Agreement nor the fulfillment thereof by any party infringes upon the rights of any other person or entity; (c) it has not and will not do anything that impairs Parallax's rights under this Agreement, nor will it permit any other person or entity to do so; and (d) Artist is resident in the United States of America for income tax purposes.

         1.02. Artist further represents and warrants that: (a) there now exist no prior recorded performances by Artist other than those listed on the attached Exhibit A; (b) that it owns all of the rights in and to the Masters listed on Exhibit A and that no recordings from those Masters will be released during the term hereof; (c) none of the Masters delivered to Parallax by Artist, nor the performances embodied thereon, nor any other Materials, nor any use thereof by Parallax or its grantees, licensees or assigns, will violate or infringe upon the rights of any third party. "Materials," as used in this Paragraph, means all Controlled Compositions, each name. used by Artist, any logo used by Artist, and all other musical, artistic, literary and other materials, ideas and other intellectual properties furnished by Artist or any other producer engaged by Artist and contained or used in connection with any Masters made hereunder, or the packaging, sale, advertising or other exploitation thereof.

 2. TERM AND RECORDING COMMITMENT

         2.01. The Term of this Agreement shall be for an Initial Period commencing on the date hereof and expiring nine (9) months after delivery to Parallax of the Minimum Recording Commitment.

         2.02. Artist hereby grants to Parallax two (2) separate and irrevocable options to extend the Term of this Agreement for further periods (the "Option Periods") commencing immediately upon the expiration of the Initial Period and expiring nine (9) months after delivery to Parallax of the Minimum Recording Commitment for said Option Period. In order to exercise each option, Parallax must send notice to Artist prior to the end of the contract period then in effect.


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         2.03.  During the Term of this  Agreement (as the same may be extended)
Artist agrees to produce and Artist shall deliver to Parallax Masters comprising sound alone sufficient to comprise the following (the "Minimum Recording Commitment"):

         (a)      during the Initial Period--onek1) Album (the "First Album")

         (b)      during the First  Option  Period--one  (1) Album (the  "Second
                  Album")

         (c)      during the Second  Option  Period--one  (1) Album (the  "Third
                  Album")

         2.04. Notwithstanding anything else herein to the contrary:

         (a) Each Album shall be delivered to Parallax within four (4) months after the commencement of the applicable Initial Period or Option Period.

         (b) Artist shall not commence the recording of any Album hereunder earlier than three (3) months following delivery to Parallax of the prior album.

         (c) Parallax shall not be obliged to accept delivery of any Album hereunder earlier than nine (9) months following the date of delivery to Parallax of the prior album. If any such premature delivery is tendered, the contractual date of delivery hereunder of such Album shall be deemed to be the date nine
                  (9) months following the date of delivery of the prior album, provided that the prior album has been recorded and delivered in all respects in accordance with the provisions of this Agreement and comprises acceptable Masters as herein provided.

         (d) In the event that, during the Initial Period or the Option Periods, Artist produces more than the Minimum Recording Commitment, Parallax shall at its sole option be entitled to treat such additional material (or some of it) as counting towards the Minimum Recording Commitment (or not) but said additional material shall be and remain the sole and exclusive property of Parallax subject to the provisions of this Agreement.

         (e) Each Album delivered shall consist of not less than ten (10) Masters and not less than forty-five (45) nor more than seventy-four (74) minutes of Artist's performances. Each Master shall consist of not less than two minutes and thirty seconds of Artist's performances. No album consisting of Artist's "live" performances shall be deemed to be in fulfillment of any of Artist's obligations hereunder except that upon mutual consent, in writing, a live recording may be accepted in fulfillment of Artist's Minimum Recording Commitment. If any such performances are recorded during the Term hereof, Parallax shall be the owner thereof and shall have the right to exploit same under the same terms as contained herein for the First Album, except that no advance will be paid to Artist. No Multiple Albums shall be delivered hereunder without Parallax's prior written consent; any such Multiple Album delivered to and accepted by Parallax shall be deemed a single Album for all purposes hereof. No Mini-Album shall form part of the Minimum Recording Commitment unless expressly agreed in writing by Parallax at its absolute discretion.


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         (f)      Artist shall deliver to Parallax each Master  hereunder in the form of a digital twotrack stereo tape master, as well as reference discs which are representative of such tape masters. Artist shall also deliver at the same time any multi-track master tapes recorded in connection with the same project. The two-track stereo master tape shall be fully edited, mixed, equalized and leadered for the production of parts from which satisfactory Phonograph Records can be manufactured.

         (g) As used in this Agreement, "delivery" shall mean the receipt of all tape masters as provided herein, as well as Artist's submission to Parallax in written form of all necessary information, consents, licenses and permissions that Parallax requires to manufacture, distribute and release the Masters as Phonograph Records, including, but not limited to, mechanical licenses, credits, musician and producer releases, and any information required to be delivered to unions or other third parties. Payment of funds due at delivery by Parallax shall not be deemed a waiver of information or documents required hereunder.

         (h) Artist shall be available to Parallax and shall perform for the purposes of making such music videos at such times and places as Parallax shall reasonably agree with Artist. The cost of making such music videos shall be deemed advances hereunder and shall be fifty percent (50%) recoupable from all sources, excluding Mechanical Royalties, payable to Artist hereunder.

 3. GRANT OF RIGHTS

         3.01. During the Term of this Agreement, Artist shall furnish to Parallax its exclusive recording services throughout the Universe. Any contract entered into by Artist or on Artist's behalf during the Term hereof or any extensions thereof for Artist's performances in television or radio broadcasts or motion pictures or stage productions shall specifically exclude the right to use any recording of such performance for the manufacture and sale of Phonograph Records or music videos unless previously authorized in writing by Parallax. Artist shall promptly deliver to Parallax copies of the pertinent provisions of each such contract and Artist will cooperate fully with Parallax in any controversy dispute or litigation which may arise in relation to the rights of Parallax under this Paragraph.

         3.02. Artist hereby grants and assigns to Parallax all rights of every kind and the complete, unconditional, exclusive, perpetual, unencumbered title throughout the Universe in and to all results and products of Artist's services and performances hereunder, any and-all Masters; records, tapes, sound recordings, music videos, long form videos, and other material of every kind made or authorized by Parallax hereunder or otherwise produced during the Option Terms and which include the voice, instrumental or other sound and/or visual effects, services, or performances of Artist, including without limitation the right to record, reproduce, broadcast, transmit, publish, sell, exhibit, distribute, advertise, exploit, perform, and use the same separately or in combination with any other material for any purpose in any manner, under any label, trademark, or other identification and by any means or method, whether known or not now known, invented, used, or contemplated, and to refrain from all or any part thereof.


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         3.03.  Without in any way limiting  the  generality  of the  foregoing,
Artist hereby grants to Parallax the following rights throughout the Universe which Parallax may use or refrain from using as it elects in Parallax's sole discretion:

         (a) the exclusive right during the Term hereof to manufacture, distribute, and sell anywhere in the Universe Phonograph Records and music videos reproducing Artist's performances;

         (b) the exclusive right for the full periods of copyright to manufacture, distribute, and sell throughout the Universe Phonograph Records and music videos produced from Masters made during the Option Terms hereunder;

         (c) the exclusive right in all media and forms to advertise, publicize, and exploit anywhere in the Universe Phonograph Records and music videos produced during the Option Terms hereunder by any and every means, particularly, but without limiting the generality of the foregoing, to use the name, including the professional name, approved photograph and/or likeness of, and approved biographical material concerning Artist for advertising, publicizing, and otherwise exploiting said Phonograph Records and music videos, said approval not to be unreasonably withheld;

         (d) the exclusive right to authorize public performances in the Universe of Phonograph Records and music videos produced during the Option Terms hereunder;

         (e) the right to permit and authorize others to exercise, directly or through persons designated by them, any and all of Parallax's rights hereunder.

         3.04. (a) Each Master (including all sound recordings embodied thereon) produced hereunder or embodying Artist's performances and recorded during the Initial Term shall belong to Artist.

         (b) Each Master (including all sound recordings embodied thereon) produced hereunder or embodying Artist's performances and recorded during the term hereof shall, from the inception of its creation, be considered a "work made for hire" for Parallax within the meaning of the U.S. Copyright Law. If it is determined that a Master does not so qualify, then such Master, together with all rights in it (including the sound recording copyright), shall be deemed, and are hereby transferred and assigned to Parallax by this Agreement. Artist agrees to execute and deliver to Parallax any and all documents or instruments which Parallax may request in order to confirm Parallax's acquisition and/or title to the Masters (including the copyright) as described herein. In the event Artist fails to execute any such documents or instruments Artist hereby irrevocably grants to Parallax power of attorney, coupled with an interest, to execute all such documents of conveyance. All Masters recorded by Artist from the inception of the recording thereof and all reproductions-derived therefrom, together with the performances embodied thereon, shall be entirely the property of Parallax in perpetuity, throughout the Universe, free of any claim whatsoever by Artist or any persons deriving any rights or interests therefrom.


EXCLUSIVE RECORDING ARTIST AGREEMENT - PAGE 4


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         3.05. Artist shall not authorize or permit Artist's  performances to be recorded for any purpose without obtaining an express written approval of Parallax, and Artist shall take reasonable measures to prevent the manufacture, distribution and sale of Phonograph Records or music videos containing its performances (and the use of Artist's name and likeness in connection therewith) by any person or entity other than Parallax, its successors, licensees and assigns.

         3.06. Artist grants Parallax the right to include any Master produced and delivered hereunder in a soundtrack or compilation album, at any time, and without any further advance, except that royalties shall be payable as provided herein.

         3.07. As used in this Agreement, "Phonograph Records" shall include any and all mechanical reproductions of the Masters produced and delivered hereunder, in any format, whether now known or unknown, including but not limited to compact discs, cassette tapes, vinyl records, DAT tapes or any future format.

4. RECORDING COSTS AND PROCEDURES

         4.01. Advances payable to Artist pursuant to this Agreement are and shall be inclusive of all costs incurred in the course of producing and recording Masters hereunder (including without limitation, the costs of studio time, musician fees, union payments, instrument hire, producer's fees, and the cost of tape editing, mixing, remixing and mastering, advances, and other similar costs customarily regarded in the industry as being recording costs). All such costs are sometimes herein referred to as "recording costs" and shall constitute advances recoupable from royalties payable hereunder. Parallax shall, in accordance with the provisions of this Agreement, deduct and retain out of said advances such sums as may be necessary to pay the said recording costs. In the event that, as a result of an event within the control of the Artist, any recording costs shall exceed the amount of the recording fund specifically referred to in Paragraph 5.01 below, then the excess costs shall (if paid by Parallax) constitute a loan to Artist payable on demand and without prejudice to Parallax's other rights and the same shall, at Parallax's election, be recoverable by Parallax out of any moneys payable by Parallax to Artist or on Artist's behalf hereunder.

         4.02.. Parallax and Artist shall, prior to the commencement of any recording: (a) mutually designate the producer(s) of all Masters hereunder; and
(b) agree on a budget for recording costs. Parallax shall not unreasonably withhold its consent to any budget for recording costs that is less than ninety percent (90%) of the recording fund for that album as specified in Paragraph
5.01. Parallax has previously approved the budgets for the First and Second Albums.


EXCLUSIVE RECORDING ARTIST AGREEMENT-PAGE 5


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         4.03. Artist shall be properly  rehearsed and shall appear at the times and places designated by Parallax after consultation with and reasonable notice to Artist from time to time for all recording sessions required hereunder and at each session Artist shall tender their professional services to the best of their ability. Parallax and Artist shall mutually designate the material to be recorded and each Master shall be subject to Parallax's approval as technically and commercially satisfactory. Upon Parallax's request, Artist shall re-record any material until a Master, which in Parallax's sole judgment is satisfactory, shall have been obtained.

         4.04. The Masters delivered to Parallax by Artist under this Agreement and the performances embodied therein shall be produced in accordance with the rules and regulations of the American Federation of Musicians, the American Federation of Television and Radio Artists and all other unions having jurisdiction. Artist is or will become and remain, to the extent necessary to fulfill this Agreement, a member in good standing of all labor unions or guilds in which membership may be required for the performance of Artist's services hereunder.

         4.05. Artist shall not perform for or in connection with (and shall not permit any other person or entity to use Artist's name or likeness in connection with) the recording or exploitation of any Phonograph Record embodying any Composition recorded by Artist under this Agreement prior to a date five (5) years subsequent to the expiration or termination of the term of this Agreement, or any extensions thereof.

         4.06. Without limiting the foregoing, Parallax shall not be required to make any payments of any kind for, or in connection with, the acquisition, exercise or exploitation of rights by Parallax except as specifically provided in this Agreement. Artist shall be solely responsible for all sums due to labor unions or guilds, individual musicians, producers and all other persons or entities entitled to receive royalties or other payments in connection with the sale of Phonograph Records derived from Masters hereunder, although Parallax will undertake to make all such payments to the extent of the recording fund specified in Paragraph 5.01. None of the persons whose performances are embodied in the Masters or whose services are used in recording the Masters shall be bound by any agreement that would restrict such performances or services, or to the extent they are otherwise bound or restricted, Artist shall obtain all necessary clearances in writing.

 5. ADVANCES AND RECORDING FUND

         5.01. As advances against and recoupable from royalties payable hereunder, Parallax agrees to pay with respect to each Album constituting the Minimum Recording Commitment hereunder a sum equal to the amount by which the applicable sum set forth below ("Album Recording Fund") exceeds the sum of the documented receipts for the recording costs concerned and any other advances made to Artist prior to delivery of the applicable Album:


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          Album Recording Fund:    First Album      $10,000
                                   Second Album     $20,000
                                   Third Album      $30,000

         5.02. If net sales through normal retail channels in the United States for which royalties are payable pursuant to Paragraph 6.01 (a) below, net of applicable reserves of any album shall exceed seventy-five thousand (75,000) units as of the date nine (9) months after the initial release of that album in the United States, then the Album Recording Fund on the next subsequent album shall be increased by Ten Thousand Dollars ($10,000).

         5.03. The advances due under Paragraph 5.01 shall be payable promptly following the delivery to Parallax of: (a) the Minimum Recording Commitment; (b) the documents required under Paragraph 2.04(g); and (c) all invoices pertaining to the recording of the Minimum Recording Commitment. With respect to payments to be made following delivery. Parallax shall have the right to withhold ten percent (10%%) for ninety (90) days to provide for anticipated costs which have not yet been paid.

         5.04. All advances paid to Artist or on Artist's behalf shall be recoupable against the royalties payable under this Agreement, from whatever the source, except that advances shall not be recoupable against Mechanical Royalties except as provided for in Paragraph 8.01.

6. ROYALTIES

         6.01. Subject to Artist's compliance with all obligations required of Artist hereunder and subject as otherwise granted herein, Parallax will pay to Artist for the rights granted herein and for the services performed hereunder the royalties set out below, being percentages of one hundred percent (100%) of the Parallax's published wholesale price, exclusive of taxes and duties actually paid by Parallax, and the container cost deductions specified below for all records and music videos manufactured, sold and not returned, and for which Parallax is paid, reproducing exclusively Masters recorded hereunder, namely:

         (a) With respect to sales for distribution in the United States of Albums reproducing exclusively Masters hereunder: Twenty Two percent (22%).

         (b) The royalty rate with respect to compact-disc singles shall be sixteen percent (16%).



EXCLUSIVE RECORDING ARTIST AGREEMENT= PAGE 7

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         (c)      The  royalty  rate with  respect to the  following  is fifteen percent (15%): records sold to any government body, PX sales, sales to educational institutions, record clubs, soundtrack records, compilation records, budget records (defined as a record which is sold at a wholesale price of at least fifty percent but less than eighty percent of Parallax's published
                  wholesale   price),   and  EP  records   (defined  as  records
                  containing between three and nine Masters); except that the royalty rate for compilations released exclusively on the Parallax label shall be twenty two percent (22%). Royalties for soundtracks and compilations on which Artist appears with other performers shall be pro-rated in the same proportion that Artist's Master(s) bear to the entire album.

         (e) Foreign royalty rate: The rate for the records manufactured by Parallax or Parallax's affiliates and sold outside the United States will be sixty-six and two-thirds percent (66 2/3%) of the applicable royalty except that the royalty rate for masters licensed by Parallax outside the United States shall be fifty percent (50%) of the net income therefrom. Net income shall mean all income received less third party out of pocket expenses to establish the license, third party out of pocket collection costs, foreign currency exchange, wire transfer fees and applicable taxes.

         (f) Royalty rate for music videos sold and not returned shall be fifteen percent (15%) of Parallax's published wholesale price.


 7. ROYALT YPAYMENTS

         7.01. Royalties earned hereunder will be accrued semi-annually and paid, less all advances, taxes, and any other charges, within sixty (60) days following each June 30th and December 31st for the preceding six (6) month period, in accordance with Parallax's regular accounting practices. Parallax shall, however, have the right to establish reasonable reserves for returns and exchanges, said reserves not to exceed thirty percent (30%). Each reserve established hereunder shall be liquidated at the end of the following semi-annual period. If Parallax makes any overpayment of royalties (e.g., by reason of an accounting error or paying royalties on Records returned later), Parallax shall have the right to offset such overpayment against any subsequent payment due to Artist from Parallax.

         7.02. Each royalty payment hereunder shall be accompanied by a statement in accordance with Parallax's regular accounting practices. Each statement shall become binding upon Artist and Artist shall neither have nor make any claim against Parallax with respect to such statement, unless Artist shall advise Parallax, in writing, of the specific basis of such claim within one (1) year after the date Parallax mails such statement. Parallax's accounting books and records will be kept and maintained in accordance with generally accepted accounting principles, consistently applied.

         7.03. Artist-shall- not be entitled to recover damages or to terminate this Agreement for any reason because of a claimed breach by Parallax of its material obligations hereunder, unless Parallax has failed to remedy such breach within sixty (60)




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days following receipt of written notice thereof. Artist will not have the right to sue Parallax in connection with any royalty accounting, or sue Parallax for royalties accrued by Artist during the period a royalty accounting covers, unless Artist commences the suit within three (3) years after the date when the statement in question is rendered to Artist. If Artist commences suit on any controversy or claim concerning royalty accountings, - . rendered to Artist under this Agreement, the scope of the proceeding will be limited to the determination of the amount of royalties due for the accounting periods covered and reasonable attorney fees, and the court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. Artist's recovery of any such royalties and attorney's fees will be the sole remedy available to Artist by reason of Parallax's royalty accountings. Without limiting the generality of the preceding sentence, Artist will not have any right to seek termination of this Agreement or avoid the performance of their obligations under it by reason of any such claim.

         7.04. Parallax agrees that Artist may, not more than once during any calendar year, but only once with respect to any statement rendered hereunder, audit its books and records for the purpose of determining the accuracy of Parallax's statements to Artist. If Artist wishes to perform any such audit, Artist will be required to notify Parallax at least fifteen (15) days before the date when Artist plans to begin the audit plans to begin the audit. If Artist's audit has not been completed within three (3) months from the time Artist begins it, Parallax may require Artist to terminate it on seven (7) days notice to Artist and Parallax will not be required to permit Artist to continue the examination after the end of that seven (7) day period. Artist shall not be entitled to examine any manufacturing records or any other records which do not specifically report sales of Records or calculation of net receipts on which royalties are accruable hereunder. All. , audits shall be made during regular business hours, and shall be conducted on Artist's behalf by an independent Certified Public Accountant. Each examination shall be made at Artist's sole expense at Parallax's regular place of business in the United States, where the books and records are maintained.


8. MECHANICAL LICENSES AND ROYALTIES

         8.01. All Controlled Compositions (defined as musical compositions composed in whole or in part by any individual member of Artist) are hereby licensed to Parallax and its licensees for reproduction on Phonograph Records anywhere in the Universe. Royalties for the mechanical license herein granted shall be at a rate equal to seventy-five percent (75%) of the current minimum U.S. statutory rate for royalty-bearing records sold and not returned and for which Parallax is paid, excluding any instance where Parallax and Artist are sharing income under Paragraph 6.01 (e) above. In no event shall the mechanical royalties payable hereunder for any Album exceed ten (10) times the rate set forth above. The foregoing also applies to music videos, as well as to any instance where such a license must be executed in favor of Parallax, Parallax shall not recoup from mechanical royalties due to Artist any advances payable to Artist except: (a) excess recording costs under Paragraph 4.01; (b) overpayments under Paragraph 7.01; and (c) any advances of cash or consigned materials (or the like) to Artist.


EXCLUSIVE RECORDING ARTIST AGREEMENT-PAGE 9

         8.02. If any record contains one or more compositions which are not, Controlled Compositions, then Parallax will have the right to reduce the amount of Mechanical Royalties payable on the Controlled Compositions by an amount equal to the amount of mechanical royalties payable on non-Controlled Compositions.



9. TRADEMARKS

         9.01. Artist shall perform under the professional name, HELLAFIED FUNK CREW. Artist warrants and represents that it is the sole owner of such name in connection with Phonograph Records during the term hereof. Artist shall not use a different name in connection with Phonograph Records unless Artist and Parallax mutually agree in writing. Artist agrees that Parallax may cause a search to be instituted for the purpose of determining whether any professional name used by Artist has been or is being used by another person in connection with Phonograph Records. Parallax may cause a federal application for trademark protection to be made in favor of Artist for Phonograph Record and/or entertainment purposes. Any amounts up to One Thousand Seven Hundred Dollars ($1,700.00) expended by Parallax pursuant to this Paragraph shall be deemed Advances hereunder. If the trademark search indicates that such name should not be used, Parallax and Artist shall mutually agree on a substitute name for Artist. Nothing contained herein shall release Artist from its indemnification of Parallax with respect to Artist's use of such name.



10. FREE GOODS

         10.01. No royalties shall be payable with respect to records given away or furnished on a "no charge" basis to one-stops, rack jobbers, distributors, dealers, radio stations, television stations or film companies, theatrical hooking agencies, print media, music publishers or the like, provided that such records do not exceed one hundred (100) non-royalty bearing Singles out of every one thousand (1,000) Singles distributed and one hundred (100) non-royalty bearing Albums out of every one thousand (1,000) Albums. Any record sold for less than fifty percent (50%) of Parallax's published wholesale price will be a non-royalty bearing record.

         10.02. During each applicable contract period, Parallax shall provide Artist with thirty (30) non-royalty bearing copies of Artist's then current Album at no charge to the Artist.




EXCLUSIVE: RECORDING ARTIST AGREEMENT- PAGE 10

11. CONTAINER COSTS

         11.01. Parallax's container deduction shall be a sum equal to: one dollar ($1.00) for singles, one dollar and fifty cents ($1.50) for LPs and cassettes, two dollars ($2.00) for double LP sets and compact discs, and three dollars ($3.00) for double cassettes, music videos and long form video formats.



12. INDEMNIFICATION

         12.01. Artist agrees to and does hereby indemnify, save and hold Parallax and its licensees harmless of and from any and all liability, loss, damage, cost, or expense (including all legal expenses and reasonable attorney fees) arising out of or connected with any breach of this Agreement or any claim which is inconsistent with any of the warranties or representations made by Artist in this Agreement, and Artist agrees to reimburse Parallax on demand for any payment made or incurred by Parallax with respect to the foregoing if the claim concerned is settled or has resulted in a final judgment against Parallax or its licensees. Pending the determination of any claim with respect to which Parallax is entitled to indemnity, Parallax may withhold moneys which would be otherwise payable to Artist up to the amount of its potential liability.



13. DEFAULT AND TERMINATION

         13.01. In the event of any default or breach by Artist in the performance of any of Artist's obligations hereunder, Parallax may, without prejudice to its other rights, claims or remedies, suspend its obligations hereunder for the duration of such default or breach and until the same has been cured and may, at its option, extend the Term for a period equal to all or any part of the period of such default or breach, and in such event the dates for the exercise by Parallax of the Option Periods hereunder and the dates of commencement of each subsequent Option Period shall be extended accordingly.



14. FORCE MAJEUR

         14.01 If Parallax's material performance hereunder is delayed or becomes impossible or impractical because of any act of God, fire, earthquake, strike, act of government or any order, regulation, ruling, or action of any labor union or association of artists affecting Parallax or Artist or the phonograph record industry, Parallax, upon notice to Artist may suspend its obligations under this Agreement for a period not to exceed one (1) .year, and in such-event the number of days equal to the number of days of such suspension shall be added to the then-current period of the Term thereof. In the event that Parallax's material performance hereunder is delayed or becomes impossible or impractical because of any civil strife, Parallax, upon notice to Artist, may suspend its obligations under this Agreement for the duration of such delay, impossibility or impracticability and in such event the number of days equal to the number of days of such suspension shall be added to the then-current period of the Term thereof.



EXCLUSIVE RECORDING ARTIST AGREEMENT - PAGE I 1

15. MERCHANDISING

         15.01. Artist hereby grants Parallax the non-exclusive rights to merchandising Artist (Artist/Name/Logo) insofar as they relate to the manufacture, sale, licensing, distribution and exploitation throughout the Universe and by mail-order and through retail sources of, without limitation, the following: T-shirts, mirrors, sweatshirts, jackets, hats, pins, posters, bumper stickers, iron-on transfers, photographs, portraits and the like by any means whatsoever during the term of this Agreement.

         15.02. It is expressly agreed and understood that any contract for the purpose of merchandising Artist entered into by Parallax during the Term shall continue in full force and effect in accordance with the provisions thereof for a period not to exceed one (1) year following the expiration of the term of this Agreement.

         15.03. In the case of any such products or property manufactured and sold by Parallax or by any associated company, Artist shall be entitled to a royalty of twenty percent (20%) of the adjusted gross receipts therefrom. As used in this paragraph, the term "adjusted gross" shall mean gross revenues from the sale of applicable merchandise, less venue commissions and state sales tax where collected and actually paid. In the event that Parallax licenses to others any of its rights under this clause, then Artist shall receive fifty percent (50%) of the net receipts therefrom. As used in this paragraph, the term "net receipts" shall be calculated as gross revenues from the sale of the applicable merchandise, less the cost actually incurred and paid by Parallax or its licensing company for manufacturing; sales personnel salaries and/or commissions, venue commissions and state sales tax where collected and actually paid.

         15.04. Artist has the right of approval of all merchandising artwork, so long as said approval is that unreasonably withheld. During the Term of this Agreement, Artist shall cause the inclusion of Parallax's logo and proper name at a reasonable size and position on all merchandise.

         15.05. No royalties shall be payable with respect to merchandise given away or furnished on a no-charge basis. Upon Artist's request, Parallax shall provide Artist with twenty (20) non-royalty-bearing samples of each item of merchandise at no charge.




16. ARTWORK

         16.01. Artist agrees -that Parallax is the owner of any and all artwork, LP jacket art, and promotional artistic renderings undertaken or completed within the Option Terms of this Agreement. Artist shall have the right to use artwork which has been mutually approved by Parallax and Artist for the purpose of merchandising.



EXCLUSIVE RECORDING ARTIST AGREEMENT - PAGE 12

17. NOTICES

         17.01. All notices, demands or the like which are required to be given hereunder shall be in writing and may be served upon the other party personally by Certified Mail, Return Receipt Requested, or by telecopy (facsimile). Notice to Artist will be received by:_____________________________ and notice to Parallax will be received by: Gust Kepler, Parallax Entertainment, Inc., 12830 Hillcrest St., Suite 111, Dallas, Texas 75230.



18. PROMOTIONS AND ADVERTISING CAMPAIGNS

         18.01. Any promotional moneys spent by Parallax on behalf of Artist, up to a maximum of $50,000 per Album, are fifty percent (50%) recoupable from moneys otherwise due to Artist from Parallax, excluding Mechanical Royalties, notwithstanding the source. Any promotional moneys spent on behalf of Artist in combination with other Parallax Artists shall be recoupable from Artists on a pro-rata basis.

         18.02. Parallax is not obligated to produce a promotional video for Artist, but if Parallax undertakes to produce said video, the cost is fifty percent (50%) recoupable from royalties, excluding Mechanical Royalties, notwithstanding the source.



19. CONTROLLING LAW

         19.01. This Agreement is entered into and performable in Dallas County, Texas and the validity, interpretation and legal effect of this Agreement shall be governed by Texas law. Venue for any legal action shall be in Dallas County, Texas.



20. REMEDIES

         20.01. Artist acknowledges, recognizes and agrees that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action of law. Inasmuch as a breach of such services will cause Parallax irreparable damages, Parallax shall be entitled to injunctive and other equitable relief, in addition to whatever legal remedies are available, to prevent or cure any such breach or threatened breach.




21. HEADINGS

         21.01. The headings of the clauses herein are intended for convenience only, and shall not be of any effect in construing the contents of this Agreement.




EXCLUSIVE: RECORDING ARTIST AGREEMENT- PAGE; 13

22. RELATIONSHIP

         22.01. Artist has the status of an independent contractor and nothing herein contained shall contemplate or constitute Artist or its members as Parallax's agents or employees. This Agreement does not and ,shall not be construed to create a partnership or joint venture between the parties to this Agreement



23. VALIDITY AND MODIFICATIONS

         23.01. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision. This Agreement contains the entire understanding of the parties relating to its subject matter. No change of this Agreement will he binding unless signed by all parties hereto or their duly authorized representatives. A waiver by either party of any provision of this Agreement in any instance shall not be deemed to waive it for the future. All remedies, rights, undertakings and obligations contained in this Agreement shall be cumulative and none of them shall limit any other remedy, right, undertaking or obligation.



24. ASSIGNMENT

         24.01. Parallax may assign its rights under this Agreement in whole or in part.



25. LEGAL REPRESENTATION

         25.01. Artist, by their signature hereto, confirms that Parallax has advised Artist to take independent legal counsel, from a lawyer specializing generally in the music business and specifically in the negotiation of recording agreements, on the terms and conditions of this Agreement and on the obligations being undertaken by Artist in executing the Agreement.



26. COOPERATION

         26.01. Artist shall execute such other documentation and shall give such further assurances as may reasonably be necessary or desirable for the purpose of vesting, confirming, protecting or further assuring any of the rights granted herein.



27. DISCLAIMER

         27.01.   Parallax   has  not  made  and  does  not   hereby   make  any
representation or warranty with respect to the extent of the sale of records or the exploitation of music videos hereunder.




EXCLUSIVE RECORDING ARTIST AGREEMENT - PAGE 14

SIGNED THIS 9th DAY OF MARCH, 1997.
            ----
PARALLAX ENTERTAINMENT, INC.                p/k/a HELLAFIED FUNK CREW

By:_________________________                By:____________________________
   Gust Kepler, President                   Printed name: Charles Treadwell
                                            SSN: ###-##-####
12830 Hillcrest St., Suite 111
Dallas, Texas 75230                         By:____________________________
                                            Printed name Ryan   Pyffer
                                            SSN: 2-37-6851

                                            By:____________________________
                                            Printed name: Bob Kakah
                                            SSN: ###-##-####

                                            Artist Address:________________
ARTIST:
                                            Cedar Springs Rd. #8
                                            -------------------------------
                                            Dallas, TX 75219
                                            -------------------------------


                                    EXHIBIT A

                    Appendix Of Existing Commercial Releases



Date            Title      Song Title      Label






EXCLUSIVE RECORDING ARTIST AGREEMENT-PAGE 15

                Amendment to Exclusive Recording Artist Agreement
                -------------------------------------------------

         This Agreement is made as of the WJ r day of December, 1998 by and between PARALLAX ENTERTAINMENT, INC. (hereinafter "Parallax") and Charles Treadwell, Ryan j Pvffer and Bob Kakalia, both uudividually and jointly, and p/k/a HELLAFIED FU-1K CREW (hereinafter "Artist").

1. This Agreement modifies that certain Exclusive Recording Artist Agreement previously entered by the parties. The Excluslve Recording Artist Agreement remains in full force anal effect except as modified herein.


2. The Artist desires additional tinge to prepare and deliver its Second Album under the Exclusive Recording Artist Agreement. The-Artist also desire to increase the Album Recording Fund allotted to its Second Album. Parallax desires to accommodate these desires to the extent they are iii the mutual best interest of the parties.

3. Parallax and Artist agree that Artist shall deliver the Second Album under the Exclusive Recording Artist Agreement on or before June 30, 1999.

4. Parallax. and Artist agree that the Album Recording Fund for Artist's Second Album under the Exclusive Recording Artist Agreement shall be increased to $30,000.00.

SIGNED THIS 1st DAY OF DECEMBER, 1998.

PARALLAX ENTERTAINMENT, INC.

By:______________________________
Gust Kepler - President              As of June 26th Parallax and Artist mutully
                                     agree to extend the delivery  date  of  the
ARTIST:                              Second  Album  for  an  additional 180 days
                                     from todays date of 6-26-99.
p/k/a HELLAFIED FUNK CREW

By:______________________________    ______________________________
Printed name: Charles Treadwell      Parallax Entertainment Inc.
                                     By: Gust Kepler President

By:______________________________    Artist:
Printed name: Ryan Pyffer            P/k/a Hellafied Funk Crew

By:______________________________    By:______________________________
Printed name: Bob Kakaha                Charles Treadwell

                                     By:______________________________
                                        Ryan Pyffer

                                     By:______________________________
                                        Bob Kakaha






EXCLUSIVE RECORDING ARTIST AGREEMENT - PAGE 1

                                    PARALLAX
                            ENTERTAINMENT INCORPORATED



                         Notification to Exercise Option

Please let this letter serve as formal notification that Parallax Entertainment, Inc. is exercising it's option to record a "Second Album" as referenced in the Exclusive Recording Artist Agreement dated February 9"', 1997 by and between Parallax Entertainment, Inc. and Charles Treadwell, Ryan Pyffer, and Bob Kakaha, both individually and jointly, and p/k/a Hellafied Funk Crew. (hereinafter "Artist")

This Notification shall be hand delivered to Artist by a representative of Parallax Entertainment, Inc., and receipt of this notice will be verified by Artist Signature.


______________________________                  ______________________________
Charles Treadwell                                             Date








          14110 N. Dallas Parkway o Suite 130 o Dallas, Texas 75240
                   Phone (972) 726-9203 o Fax (972) 726-7749
              www.parallaxrecords.com - E-Mail parallax@airmail.net

                                    PARALLAX
                            ENTERTAINMENT INCORPORATED




                         Notification to Exercise Option

Please let this letter serve as formal notification that Parallax Entertainment, Inc. is exercising it's option to record a "Second Album" as referenced in the Exclusive Recording Artist Agreement dated February 9th, 1997 by and between Parallax Entertainment Inc. and Charles Treadwell Ryan Pyffer, and Bob Kakaha, both individually and jointly, and p/k/a Hellafied Funk Crew. (hereinafter "Artist")

This Notification shall be hand delivered to Artist by a representative of Parallax Entertainment Inc., and receipt of this notice will be verified by Artist signature.


______________________________                  ______________________________
         Ryan Pyffer                                         Date









          14110 N. Dallas Parkway o Suite 130 o Dallas, Texas 75240
                   Phone (972) 726-9203 o Fax (972) 726-7749
              www.parallaxrecords.com - E-Mail parallax@airmail.net

                                    PARALLAX
                           ENTERTAINMENT-INCORPORATED




                         Notification to Exercise Option

Please let this letter serve as formal notification that Parallax Entertainment, Inc. is exercising it's option to record a "Second Album" as referenced in the Exclusive Recording Artist Agreement dated February 9th, 1997 by and between Parallax Entertainment, Inc. and Charles Treadwell, Ryan Pyffer; and Bob Kakaha, both individually and jointly, and p/k/a Hellafied Funk Crew.(hereinafter "Artist")


This Notification shall be hand delivered to Artist by a representative of Parallax Entertainment, Inc., and receipt of this notice will be verified by Artist signature.


______________________________                  ______________________________
         Bob Kakaha                                           Date








          14110 N. Dallas Parkway o Suite 130 o Dallas, Texas 75240
                   Phone (972) 726-9203 o Fax (972) 726-7749
              www.parallaxrecords.com - E-Mail parallax@airmail.net